Exhibit 4.32

CENVEO CORPORATION,
as Issuer,

the GUARANTORS named herein

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

SECOND SUPPLEMENTAL INDENTURE
Supplementing the Indenture of
February 5, 2010

Dated as of March 2, 2011
8⅞% Senior Second Lien Notes due 2018

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of March 2, 2011, is among Cenveo Corporation, a Delaware corporation (the “Company”), the Guarantors (as defined herein) listed on Schedule I hereto (each a “Guarantor” and collectively the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

WHEREAS, in connection with the issuance by the Company of its 8⅞% Senior Second Lien Notes due 2018 (the “Notes”), in the aggregate principal amount of $400,000,000, the Company, the Guarantors and the Trustee entered into an indenture dated as of February 5, 2010 (as supplemented by the First Supplemental Indenture dated as of December 21, 2010, the “Indenture”); and

WHEREAS, Section 9.01 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes without the consent of any holder of any outstanding Notes; and

WHEREAS, the Company has authorized the execution and delivery of this Second Supplemental Indenture; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee have been done.

NOW THEREFORE, WITNESSETH, that, for and in consideration of the premises, and in order to comply with the terms of Section 4.14 and Article Nine of the Indenture, the Company agrees with the Guarantors and the Trustee as follows:

ARTICLE 1.
ADDITION OF GUARANTORS

SECTION 1.01.	ADDITIONAL GUARANTORS

Effective as of the Operative Date (as hereinafter defined), in accordance with the terms of the Indenture, Envelope Product Group, LLC (the “Additional Guarantor”) hereby agrees (a) to become a Guarantor in respect of the Notes and the other obligations of the Company guaranteed by the Guarantors pursuant to Article 10 of the Indenture, with the same force and effect as if it were an original party to the Indenture in such capacity, (b) that each reference in the Indenture to a “Guarantor” shall also mean and be a reference to the Additional Guarantor, and (c) to be obligated and bound by all the terms, provisions and covenants under the Indenture (including, without limitation, Article 10 thereof) which are binding on a Guarantor.

ARTICLE 2.
MISCELLANEOUS

SECTION 2.01.	OPERATIVE DATE

This Second Supplemental Indenture is effective when executed (the “Operative Date”).

SECTION 2.02.	COUNTERPART ORIGINALS

The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall constitute the same agreement.

SECTION 2.03.	GOVERNING LAW

This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

SECTION 2.04.	TRUSTEE’S DISCLAIMER

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date and year first written above.

CENVEO CORPORATION

By: /s/ Mark S. Hiltwein
Name:	Mark S. Hiltwein
Title:	Chief Financial Officer

EACH ENTITY LISTED ON SCHEDULE I HERETO

By: /s/ Mark S. Hiltwein
Name:	Mark S. Hiltwein
Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ Raymond Delli Colli
Name:	Raymond Delli Colli
Title:	Vice President

SCHEDULE I
Cenveo, Inc.
Cenveo Commercial Ohio, LLC
Cenveo Government Printing, Inc.
Cenveo Services LLC
Cenveo Resale Ohio, LLC
Discount Labels, LLC
Cenveo Omemee LLC
Colorhouse China, Inc.
CRX JV, LLC
CRX Holding, Inc.
Rx Technology Corp.
CNMW Investments, Inc.
RX JV Holding, Inc.
PC Ink Corp.
Printegra Corporation
Cadmus Printing Group, Inc.
Washburn Graphics, Inc.
Cadmus Journal Services, Inc.
Cadmus Financial Distribution, Inc.
Cadmus Technology Solutions, Inc.
Garamond/Pridemark Press, Inc.
Cadmus Delaware, Inc.
Cadmus UK, Inc.
Expert Graphics, Inc.
Cadmus Marketing Group, Inc.
Cadmus Direct Marketing, Inc.
Cadmus Interactive, Inc.
Cadmus Marketing, Inc.
Cadmus/O’Keefe Marketing Inc.
Old TSI, Inc.
Cadmus Investments, LLC
Port City Press, Inc.
Science Craftsman, Incorporated
Cadmus International Holdings, Inc.
CDMS Management, LLC
Vaughan Printers Incorporated
VSUB Holding Company
Cenveo CEM, LLC
Cenveo CEM, Inc.
Madison/Graham ColorGraphics, Inc.
Madison/Graham ColorGraphics Interstate Services, Inc.
Commercial Envelope Manufacturing Co. Inc.
Berlin & Jones Co., LLC
Heinrich Envelope, LLC
Rex 2010, LLC (formerly known as Rex Corporation)
136 Eastport Road, LLC
Lightning Labels, LLC
Nashua Corporation
Nashua International, Inc.
Cenveo Alberta Finance Limited Partnership
Cenveo McLaren Morris & Todd Company
CMS Gilbreth Packaging Systems, Inc.
Impaxx, Inc.
Envelope Product Group, LLC